UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SCOTTISH POWER plc

(Exact name of registrant as specified in its charter)

SCOTLAND	NOT APPLICABLE
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Atlantic Quay

Glasgow G2 8SP, Scotland

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
$550,000,000 aggregate principal amount of 4.910% Notes due 2010	New York Stock Exchange, Inc.

$600,000,000 aggregate principal amount of 5.375% Notes due 2015	New York Stock Exchange, Inc.

$350,000,000 aggregate principal amount of 5.810% Notes due 2025	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-120112

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2004 a Registration Statement on Form F-3, as amended on December 23, 2004 and February 22, 2005 (the “Registration Statement”) relating to certain of the Registrant’s securities, including its debt securities. The Registration Statement was declared effective by the Commission on March 4, 2005. On March 14, 2005 the Registrant filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 a prospectus dated March 14, 2005 (the “Prospectus”) and a preliminary prospectus supplement dated March 14, 2005. On March 17, 2005, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933 the Prospectus and a final prospectus supplement dated March 15, 2005 (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Reference is made to the information set forth under the headings “Description of Debt Securities and Guarantees” on pages 13 through 25 and “US Federal and UK Tax Consequences” on pages 49 through 69 of the Prospectus; and to the information set forth under the heading “Description of the Notes” on pages S-15 to S-17 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

1.	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-120112)).

2.	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)(2)).

3.	Form of Indenture, between the Registrant and JPMorgan Chase Bank, N.A., as Trustee, dated as of March 21, 2005.

4.	First Supplemental Indenture between the Registrant and JPMorgan Chase Bank, N.A., as Trustee, dated as of March 21, 2005.

5.	Form of Security (included in Exhibit 4 hereof).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCOTTISH POWER plc

By:	/s/ David Nish

Name:	David Nish

Title:	Finance Director

Dated: March 21, 2005

3